Exhibit 99.1

MALLINCKRODT PLC

CONSOLIDATED ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended	Fiscal Year Ended
	December 27, 2019	December 27, 2019
Net loss	$(1,157.1)	$(996.5)
Adjustments:
Interest expense, net	74.3	299.5
Income benefit	(327.7)	(584.3)
Depreciation and amortization	227.6	951.1
Non-restructuring impairment charges	274.5	388.0
Restructuring charges, net	(12.9)	(1.7)
Inventory step-up expense	—	10.0
Income from discontinued operations	(3.9)	(10.7)
Change in contingent consideration fair value	(36.7)	(60.2)
Gains on debt extinguishment, net	(377.4)	(466.6)
Separation costs	13.5	63.9
Significant legal and environmental charges	1,643.4	1,671.6
Divestitures	33.5	33.5
R&D upfront payment	—	20.0
Unrealized gain on equity investment	(13.7)	(20.2)

Adjusted EBITDA	$337.4	$1,297.4

MALLINCKRODT PLC

SPECIALTY GENERICS ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended	Fiscal Year Ended
	December 27, 2019	December 27, 2019
Segment operating income	$28.0	$108.1
Adjustments:
Corporate and unallocated expenses	0.4	4.3
Depreciation	15.0	59.0

Adjusted EBITDA	$43.4	$171.4

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